UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2018, Intersect ENT, Inc. (the “Company”) announced the appointment of Ms. Christine R. Kowalski as Chief Operations Officer pursuant to an offer letter (the “Offer Letter”) with her entered into on October 26, 2018. Ms. Kowalski has over thirty years of experience in the medical device industry, including nearly two decades in operations and supply chain executive leadership.

Ms. Kowalski served as Vice President, Supply Chain Strategy for Johnson & Johnson from April 2015 to September 2015. From December 2013 to February 2014, she served as Executive Vice President, Global Operations for RTI Surgical, Inc., a surgical implant company. From December 2011 to June 2013, she served as Senior Vice President, Global Operations and Supply Chain for American Medical Systems Holdings, Inc., the medical devices business for Endo Health Solutions, Inc., a urology implant company. Ms. Kowalski served as Senior Vice President, Operations for ev3 Inc., a peripheral and neurovascular company, from March 2010 to September 2010, through its acquisition by Covidien plc in July 2010. From 1992 to 2010, Ms. Kowalski held a variety of operational leadership positions at Guidant Corporation, through its acquisition by Boston Scientific Corporation in 2006, where she was most recently the Group Vice President and General Manager, Operations for the vascular access business.

Pursuant to the Offer Letter, Ms. Kowalski will: receive an annual base salary of $365,000; be eligible for an annual target bonus equal to 40% of her base salary as determined by the Board of Directors, based upon Ms. Kowalski’s performance and such other information as the Company deems relevant; receive a sign-on bonus of $20,000; receive commuting, moving and housing assistance; and be granted an option to purchase 80,000 shares of common stock with an exercise price based on the closing price of the Company’s common stock on the grant date. The option is valid for ten years and will vest 25% on the first anniversary of Ms. Kowalski’s first date of employment and will continue to vest thereafter at the rate of 1/48th per month. Further, in the event Ms. Kowalski’s employment is terminated other than for cause by the Company or by Ms. Kowalski for good reason within one month before, or 12 months following, a change of control of the Company, Ms. Kowalski will receive: 12 months base salary; a prorated portion of her target bonus based on the days worked prior to termination; up to 12 months COBRA payments; and accelerated vesting of her stock option.

Pursuant to an agreement entered into on October 26, 2018, effective October 29, 2018, the Company’s prior Chief Operating Officer, Mr. Richard E. Kaufman, resigned from his position and has been appointed as Technical Advisor, where he retains responsibility for the research and development and regulatory affairs functions of the Company. Mr. Kaufman will retire from the Company effective March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.

Dated: October 29, 2018

	By:	/s/ David A. Lehman
David A. Lehman
General Counsel